Exhibit 4.11

GENESIS ENERGY, L.P.

GENESIS ENERGY FINANCE CORPORATION

and

the Guarantors named herein

7  7/8% SENIOR NOTES DUE 2018

NINTH SUPPLEMENTAL INDENTURE

(SUBSIDIARY GUARANTEE)

DATED AS OF JANUARY 27, 2012

U.S. BANK NATIONAL ASSOCIATION,

Trustee

This NINTH SUPPLEMENTAL INDENTURE, dated as of January 27, 2012, is among Genesis Energy, L.P., a Delaware limited partnership (the “Company”), Genesis Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors specified on the signature page hereto (the “Guarantors”), Genesis Rail Services, LLC, a Delaware limited liability company (“Genesis Rail”), GEL Offshore Pipeline, LLC, a Delaware limited liability company (“GEL Offshore Pipeline”), Genesis Offshore, LLC, a Delaware limited liability company (“Genesis Offshore”), GEL Offshore, LLC, a Delaware limited liability company (“GEL Offshore”), Genesis Odyssey, LLC, a Delaware limited liability company (“Genesis Odyssey”), GEL Odyssey, LLC, a Delaware limited liability company (“GEL Odyssey”), Genesis Poseidon, LLC, a Delaware limited liability company (“Genesis Poseidon”), and GEL Poseidon, LLC, a Delaware limited liability company (“GEL Poseidon”, and together with Genesis Rail, GEL Offshore Pipeline, Genesis Offshore, GEL Offshore, Genesis Odyssey, GEL Odyssey, and Genesis Poseidon, the “New Guarantors”), and U.S. Bank National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the Guarantors and the Trustee are parties to an Indenture, dated as of November 18, 2010, as supplemented by the Supplemental Indenture, dated as of November 24, 2010, the Second Supplemental Indenture, dated as of December 27, 2010, the Third Supplemental Indenture, dated as of January 28, 2011, the Fourth Supplemental Indenture, dated as of June 30, 2011, the Fifth Supplemental Indenture, dated as of September 13, 2011, the Sixth Supplemental Indenture, dated as of September 22, 2011, the Seventh Supplemental Indenture, dated as of December 5, 2011, and the Eighth Supplemental Indenture, dated as of January 3, 2012 (as so supplemented, the “Indenture”), pursuant to which the Issuers have issued $250,000,000 in the aggregate principal amount of 7 7/8% Senior Notes due 2018 (the “Notes”);

WHEREAS, Section 9.01(7) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or 10.03 thereof, without the consent of the Holders of the Notes;

WHEREAS, the Company has determined that the preservation of each of TDC Genesis Corp. and TDC Davison Corp. is no longer desirable in the conduct of its business and its Restricted Subsidiaries taken as a whole, and that the loss of both TDC Genesis Corp. and TDC Davison Corp. is not adverse in any material respect to the Holders of the Notes;

WHEREAS, each of TDC Genesis Corp. and TDC Davison Corp. was dissolved on November 15, 2011 and no Default or Event of Default had occurred that was continuing on such date;

WHEREAS, Genesis Marine, LLC is a Guarantor under the Indenture and the Company has merged each of Genesis Marine Investments, LLC, DG JV, LLC, DG Marine Holdings, LLC, DG Marine Transportation, LLC, DGMT Holdings, LLC and Grifco Transportation Two, Ltd. with and into Genesis Marine, LLC; and

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WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, the Indenture, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors, the New Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Ninth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Ninth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors, the New Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 4.13 or 10.03 and by executing this Ninth Supplemental Indenture, each of the New Guarantors shall be subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder. Each of the New Guarantors hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each of the New Guarantors agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Ninth Supplemental Indenture. This Ninth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THIS NINTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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Section 3.04. The parties may sign any number of copies of this Ninth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUERS GENESIS ENERGY, L.P.

By:	Genesis Energy, LLC,
its general partner

By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

GENESIS ENERGY FINANCE CORPORATION

By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

GUARANTORS GENESIS CRUDE OIL, L.P. GENESIS PIPELINE TEXAS, L.P. GENESIS PIPELINE USA, L.P. GENESIS CO2 PIPELINE, L.P. GENESIS NATURAL GAS PIPELINE, L.P. GENESIS SYNGAS INVESTMENTS, L.P.

By:	GENESIS ENERGY, LLC,
its general partner

By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

[Signature Page to Ninth Supplemental Indenture]

GENESIS PIPELINE ALABAMA, LLC

GENESIS DAVISON, LLC

DAVISON PETROLEUM SUPPLY, LLC

DAVISON TRANSPORTATION SERVICES, LLC

FUEL MASTERS, LLC

RED RIVER TERMINALS, L.L.C. [LA]

TEXAS CITY CRUDE OIL TERMINAL, LLC

TDC, L.L.C.

GENESIS TDC TEXAS, LLC

GENESIS NEJD HOLDINGS, LLC

GENESIS FREE STATE HOLDINGS, LLC

DAVISON TRANSPORTATION SERVICES, INC.

TDC SERVICES CORPORATION, INC.

GENESIS CHOPS I, LLC

GENESIS CHOPS II, LLC

GEL CHOPS GP, LLC

GENESIS ENERGY, LLC

GENESIS MARINE, LLC (on its own behalf and as successor by merger to each of GENESIS MARINE INVESTMENTS, LLC, DG JV, LLC, DG MARINE HOLDINGS, LLC, DG MARINE TRANSPORTATION, LLC, DGMT HOLDINGS, LLC, and GRIFCO TRANSPORTATION TWO, LTD.)

MILAM SERVICES, INC.

GEL TEX MARKETING, LLC

GEL LOUISIANA FUELS, LLC

GEL WYOMING, LLC

GENESIS SEKCO, LLC

GEL SEKCO, LLC

By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

[Signature Page to Ninth Supplemental Indenture]

GEL CHOPS I, L.P. GEL CHOPS II, L.P.

By:	GEL CHOPS GP, LLC,
its general partner

By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

NEW GUARANTORS GENESIS RAIL SERVICES, LLC GEL OFFSHORE PIPELINE, LLC GENESIS OFFSHORE, LLC GEL OFFSHORE, LLC GENESIS ODYSSEY, LLC GEL ODYSSEY, LLC GENESIS POSEIDON, LLC GEL POSEIDON, LLC

By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

[Signature Page to Ninth Supplemental Indenture]

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
Name: Steven A. Finklea, CCTS Title: Vice President

[Signature Page to Ninth Supplemental Indenture]